Exhibit 99.1

VIECORE, INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2006, 2005, and 2004

With Independent Auditors’ Report

Viecore, Inc. and Subsidiaries

December 31, 2006, 2005 and 2004

Independent Auditors’ Report

Board of Directors
Viecore, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Viecore, Inc. and Subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and cash flows for the years ended December 31, 2006, 2005, and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, revised as described in Note 3, the consolidated financial position of Viecore, Inc. and Subsidiaries at December 31, 2006 and 2005 and the consolidated results of their operations and their cash flows for each of the years in the three year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the consolidated financial statements, the Company has restated their 2005 and 2004 financial statements as a result of revising their recognition of revenue and costs on certain customer arrangements.

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for stock-based compensation in 2006.

/s/  WithumSmith+Brown, P.C.

Morristown, New Jersey
October 29, 2007

Viecore, Inc. and Subsidiaries

Consolidated Balance Sheets
December 31, 2006 and 2005

	2006	2005
		(As restated, see Note 3)

ASSETS
Current assets
Cash and cash equivalents	$11,338,000	$11,617,000
Accounts receivable, net of allowances of $250,000 and $270,000 at December 31, 2006 and 2005, respectively	13,205,000	12,592,000
Costs and estimated earnings in excess of billings on uncompleted contracts (Note 5)	2,610,000	2,534,000
Deferred costs — customer arrangements	4,426,000	2,690,000
Deferred income taxes	2,245,000	2,164,000
Other current assets, principally prepaid expenses	914,000	688,000

Total current assets	34,738,000	32,285,000
Deferred income taxes	1,474,000	1,616,000
Property and equipment, net	1,354,000	1,654,000
Other assets	75,000	123,000

Total Assets	$37,641,000	$35,678,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$334,000	$312,000
Accounts payable	2,878,000	2,824,000
Accrued expenses	7,862,000	5,999,000
Deferred revenue	13,060,000	9,463,000
Billings in excess of costs and estimated earnings on uncompleted contracts (Note 5)	4,522,000	3,540,000
Accrued income taxes	313,000	350,000

Total current liabilities	28,969,000	22,488,000
Long-term debt, net of current portion	354,000	688,000

Total liabilities	29,323,000	23,176,000
Commitments and contingencies	—	—
Shareholders’ equity (Note 10):
Class A cumulative redeemable convertible 8% preferred stock $1,000 par value; 100,000 shares authorized, 60,390 shares issued and outstanding (liquidation value of $74,482,000 and $76,607,000 at December 31, 2006 and 2005, respectively)	74,482,000	76,607,000
Class B cumulative redeemable convertible 6% preferred stock $1,000 par value; 2,500 shares authorized, issued and outstanding; (liquidation value of $3,195,000 and $3,009,000 at December 31, 2006 and 2005, respectively)	3,195,000	3,009,000
Common stock, $0.001 par value; 50,000,000 shares authorized; 30,736,907 and 30,669,707 shares issued and outstanding, at December 31, 2006 and 2005, respectively	31,000	31,000
Additional paid in capital	106,000	42,000
Accumulated deficit	(69,496,000)	(67,187,000)

Total shareholders’ equity	8,318,000	12,502,000

Total liabilities and shareholders’ equity	$37,641,000	$35,678,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

Viecore, Inc. and Subsidiaries

Consolidated Statements of Income
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
		(As restated, see Note 3)	(As restated, see Note 3)

Revenues	$59,657,000	$49,942,000	$46,855,000
Cost of revenues	36,566,000	30,481,000	29,757,000

Gross profit	23,091,000	19,461,000	17,098,000
Operating expenses:
Selling and marketing expenses	6,048,000	5,191,000	4,517,000
General and administrative expenses	11,089,000	9,755,000	9,149,000

Total operating expenses	17,137,000	14,946,000	13,666,000

Income from operations	5,954,000	4,515,000	3,432,000
Other income (expenses):
Gain on sale of VIA assets	—	—	111,000
Recognition of foreign currency translation gain	—	—	318,000
Other expenses	—	—	(40,000)
Interest income	362,000	301,000	88,000
Interest expense	(59,000)	(2,000)	—

Total other income	303,000	299,000	477,000

Income before income taxes	6,257,000	4,814,000	3,909,000
Provision for income taxes	2,535,000	1,999,000	1,588,000

Net income	$3,722,000	$2,815,000	$2,321,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

Viecore, Inc

Consolidated Statements of Shareholders’ Equity
For the Years Ended December 31, 2006, 2005 and 2004

								Other
	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Additional Paid	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Gain (Loss)	Accumulated Deficit	Total

Balance at December 31, 2003 (As restated, see Note 3)	60,390	$72,695,000	2,500	$2,683,000	30,665,394	$31,000	$32,000	$429,000	$(60,570,000)	$15,300,000
Dividends accrued		5,523,000		166,000					(5,689,000)	—
Dividends paid		(7,500,000)		(15,000)						(7,515,000)
Comprehensive Income
Net income									2,321,000	2,321,000
Other comprehensive income Recognition of foreign currency translation gain								(429,000)		(429,000)

Total Comprehensive Income										1,892,000

Balance at December 31, 2004 (As restated, see Note 3)	60,390	70,718,000	2,500	2,834,000	30,665,394	31,000	32,000	—	(63,938,000)	9,677,000
Dividends accrued		5,889,000		175,000					(6,064,000)	—
Exercise of stock options					4,313		10,000			10,000
Net income									2,815,000	2,815,000

Balance at December 31, 2005 (As restated, see Note 3)	60,390	76,607,000	2,500	3,009,000	30,669,707	31,000	42,000	—	(67,187,000)	12,502,000
Dividends accrued		5,845,000		186,000					(6,031,000)	—
Dividends paid		(7,970,000)								(7,970,000)
Exercise of stock options					67,200		58,000			58,000
Grant of stock options to employees under stock option plan							6,000			6,000
Net income									3,722,000	3,722,000

Balance at December 31, 2006	60,390	$74,482,000	2,500	$3,195,000	30,736,907	$31,000	$106,000	$—	$(69,496,000)	$8,318,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

Viecore, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
		(As restated,	(As restated,
		see Note 3)	see Note 3)

Cash flows from operating activities
Net income	$3,722,000	$2,815,000	$2,321,000
Adjustments to reconcile net income to net cash provided by operating activities:
Stock based compensation expense	6,000	—	—
Depreciation	803,000	594,000	614,000
Gain on sale of assets	—	—	(111,000)
Recognition of foreign currency translation gain	—	—	(318,000)
Disposal of property and equipment	—	—	24,000
Deferred income taxes	60,000	418,000	1,101,000
Deferred costs — customer arrangements	(1,736,000)	(1,214,000)	1,301,000
Benefit for doubtful accounts	(20,000)	(50,000)	(100,000)
Changes in operating assets and liabilities:
Accounts receivable	(593,000)	(3,033,000)	536,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(76,000)	(1,910,000)	984,000
Prepaid income taxes	—	17,000	(17,000)
Other current assets, principally prepaid expenses	(226,000)	6,000	164,000
Other assets	49,000	(88,000)	119,000
Accounts payable	55,000	1,483,000	(672,000)
Accrued expenses	1,863,000	1,437,000	476,000
Deferred revenue	3,597,000	2,702,000	157,000
Accrued income taxes	(37,000)	234,000	116,000
Billings in excess of costs and estimated earnings on uncompleted contracts	982,000	1,045,000	(2,275,000)

Net cash provided by operating activities	8,449,000	4,456,000	4,420,000
Cash flows from investing activities
Purchases of property and equipment	(504,000)	(1,396,000)	(492,000)

Net cash used in investing activities	(504,000)	(1,396,000)	(492,000)
Cash flows from financing activities
Proceeds from exercise of stock options	58,000	10,000	—
Proceeds from term loan	—	1,000,000	—
Preferred stock dividends paid	(7,970,000)	—	(7,515,000)
Payments on term loan	(312,000)	—	—

			—
Net cash provided by (used in) financing activities	(8,224,000)	1,010,000	(7,515,000)

Net change in cash and cash equivalents	(279,000)	4,070,000	(3,587,000)
Cash and cash equivalents, beginning of year	11,617,000	7,547,000	11,134,000

Cash and cash equivalents, end of year	$11,338,000	$11,617,000	$7,547,000

Supplemental cash flow information
Cash paid for income taxes	$2,318,000	$1,327,000	$367,000
Cash paid for interest	$59,000	$—	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Nature of Business, Basis of Presentation

The Company is a privately owned information technology consulting and a self-service application solutions provider for financial services and contact center customers.

The consolidated financial statements include the accounts of Viecore, Inc. (“VI”) and its wholly-owned subsidiaries, Viecore (Australia) Pty Ltd. (“VIA”) and Viecore FSD (“FSD” see Note 4), collectively, the “Company.” All intercompany accounts and transactions have been eliminated. In 2004, the Company adopted a definitive plan to cease VIA operations and sold a majority of its customer contracts and maintenance agreements to a third party. The effects of this plan resulted in a net gain of $111,000 in 2004. There are no significant assets or liabilities remaining at December 31, 2006 and 2005. VIA’s revenues were approximately $750,000 in 2004 and none in subsequent years. VIA is in the process of finalizing the formal liquidation under Australian regulations, and the 2004 statement of income includes a non-operating gain of $318,000 which represents the unrealized foreign exchange translation gain when the liquidation process commenced. The Company does not expect the ultimate financial effects of the formal liquidation of VIA to have a material effect on its consolidated financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform to the 2006 presentation.

Company Capital Structure

On April 1, 2000, the Company’s shareholders and VI sold 3,275,000 and 259,000 shares, respectively, of common stock to an investor at $11.60 per share, which resulted in a change of control. In connection therewith, the Company was re-capitalized to create two classes of capital stock, (1) common stock with a par value of $.001 per share and (2) Class A preferred stock with a par value of $1,000 per share. Each share of existing capital stock was exchanged for 5.80 shares of common stock and .011484 shares of preferred stock. The sale of stock and re-capitalization transaction referred to above are collectively known as the “Re-Capitalization Transaction” (also see Note 10).

2.	Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the determination of the allowance for doubtful accounts, valuation allowances against deferred tax assets, profitability estimates on uncompleted contracts and the related time and resources required to complete such contracts and accrued expenses.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents. The carrying values of cash equivalents approximate fair value.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within thirty days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices dated over thirty days old are considered delinquent. The

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Company does not bill or accrue interest on delinquent receivables. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that may not be collected. Management individually reviews all accounts receivable balances that are past due and based upon an assessment of current creditworthiness, estimates the portion, if any, of the balance that may not be collected. Additionally, management provides, based on historical and industry data, an allowance against the aggregate remaining accounts receivable.

Investments

From time-to-time, the Company may invest in fixed income debt securities and equity securities which can be readily purchased or sold using established markets. Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. At December 31, 2006 and 2005, the Company held no such investments.

Property and Equipment and Leasing Arrangements

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the improvements’ estimated useful life or the related remaining lease term. Maintenance and repairs are charged to expense and major renewals and betterments are capitalized. The effects of escalations in rent payments are recognized as expense over the term of the lease using the straight line method.

Long-Lived Assets

When impairment indicators are present, the Company reviews the carrying value of its assets in determining the ultimate recoverability of their unamortized values using future undiscounted cash flow analyses expected to be generated by the assets. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds the future discounted cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less cost to sell. There were no impairment charges recorded during 2006, 2005 and 2004.

The Company evaluates the periods of amortization continually in determining whether later events and circumstances warrant revised estimates of useful lives. If estimates are changed, the unamortized cost will be allocated to the increased or decreased number of remaining periods in the revised lives.

Revenue Recognition

The Company derives revenue primarily from professional services rendered in the installation of customized software, third party software licenses, hardware, software support and application maintenance and other customer fees. The Company may enter into one contract or related contracts for the sale of its various service offerings. As required by the AICPA Statement of Position No. 97-2, “Software Revenue Recognition”, the Company accounts for its arrangements with customers in accordance with Statement of Position 81-1, “Accounting for Performance of Construction Type and Certain Performance Type Contracts” (“SOP 81-1”). Under multiple element arrangements, the total contract value is attributed first to the undelivered elements based on vendor specific objective evidence (“VSOE”) of fair value. VSOE is established by the price charged when that element is sold separately. On contracts where VSOE exists on all the undelivered elements, the professional services and software revenue are typically recognized in accordance with SOP 81-1. The Company generally determines the percentage-of-completion by comparing the labor

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

hours incurred to date to the estimated total labor hours required to complete the project. The Company considers labor hours to be the most reliable, available measure of progress on these projects. Costs and amounts earned on specific jobs in excess of billings are treated as a current asset; billings in excess of costs and earnings are treated as a current liability. Adjustments to estimates to complete are made in the periods in which facts resulting in a change become known. When the estimate indicates that a loss will be incurred, such loss is recorded in the period identified. Significant judgments and estimates are involved in determining the percent complete of each contract. Different assumptions could yield materially different results. When the Company provides services on a time and materials basis, it recognizes revenue as it performs the services based on actual time incurred.

Software support and application maintenance revenue are recognized on a straight-line basis over the support and maintenance period, typically one year. For multiple element arrangements for which VSOE does not exist, the total contract value and associated costs are deferred until the only undelivered element is software support and application maintenance. The entire arrangement fee is then recognized on a straight-line basis over the software support and application maintenance period, typically one year, provided that all of the other revenue recognition criteria have been met. Deferred costs associated with these arrangements consist of direct labor, subcontractor costs and third party software licenses. At December 31, 2006 and 2005 these costs amounted to $4,426,000 and $2,690,000, respectively and were included in deferred costs — customer arrangements on the consolidated balance sheets.

The Company also sells hardware for which the Company’s customized software products are not essential to the customers’ use of such hardware. In accordance with Emerging Issues Task Force (“EITF”) 03-05, “Applicability of AICPA Statement of Position 97-2 to Non-Software Deliverables in an Arrangement Containing More-Than-Incidental Software”, this hardware is not considered software-related and therefore, the Company recognizes revenue for hardware sales generally upon delivery of the hardware.

The Company follows the guidance of EITF 01-14, “Income Statement Characterization of Reimbursements for ‘Out-of-Pocket’ Expenses Incurred,” and records reimbursements received for out-of-pocket expenses as revenue, with offsetting costs recorded as cost of revenues. Out-of-pocket expenses generally include, but are not limited to, expenses related to transportation, lodging and meals.

The Company defers revenue for software support and application maintenance contracts over the life of the application maintenance contract on a straight-line basis. The contracts are generally one year in duration.

The percentage of the Company’s total net revenues from these arrangements for the years ended December 31, 2006, 2005 and 2004 are as follows:

	2006	2005	2004

Professional services	72%	72%	69%
Hardware and software sales	9%	6%	11%
Software support and application maintenance	14%	14%	14%
Other services and reimbursed expenses	5%	8%	6%

	100%	100%	100%

Stock-Based Compensation

In 2005 and 2004, the Company accounted for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), and complied with the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), as amended by SFAS 148 “Accounting for Stock Based Compensation — Transition and Disclosure”. Under APB No. 25,

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

compensation expense was based on the difference, if any, on the date of grant between the fair value of the Company’s stock and the exercise price. The Company did not record any stock-based compensation expense in 2005 and 2004.

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS 123R”) in accounting for stock-based compensation. Under the provisions of SFAS 123R, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period of the entire award (generally the vesting period of the award). The Company has elected to expense these awards on a straight line basis over the life of the awards. The Company adopted SFAS 123R on a prospective basis and, as permitted, was not required as a non-public enterprise, to record the accounting effects of granted but unvested options at January 1, 2006. Since the adoption of SFAS 123R, there have been no changes to the Company’s stock compensation plans or modifications to existing stock-based awards at January 1, 2006 which would increase the value of any outstanding awards.

Compensation expense for all stock-based compensation awards granted subsequent to January 1, 2006 was based on the grant-date fair value determined in accordance with the provisions of SFAS 123R. The non cash compensation charge resulting from the adoption of SFAS 123R on the Company’s 2006 statement of income approximated $6,000 (also see Note 16). The related tax benefit approximated $2,000.

Advertising Expense

The Company expenses advertising and relating marketing costs as incurred. Advertising expense totaled approximately $99,000, $62,000, and $76,000 in 2006, 2005, and 2004, respectively.

Income Taxes

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company’s financial statements. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. Valuation allowances are established against deferred tax assets if realization of all (or a portion of) such amounts are not considered more likely than not.

The Company does not provide for taxes which would be payable if undistributed earnings of VIA, if any, were remitted because the Company either considers these earnings to be invested for an indefinite period, or anticipates that if any such earnings were distributed after the plan to cease operations to complete, the U.S. income taxes payable would be substantially offset by foreign tax credits.

Comprehensive Income (Loss)

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components. Comprehensive income is defined to include all changes in equity except those resulting from investments by shareholders and distributions to shareholders and is reported in the statement of shareholders’ equity. Included in the Company’s comprehensive income as of January 1, 2004 are net income and foreign currency translation adjustments. As a result of the aforementioned liquidation of VIA, there are no adjustments in 2006 or 2005.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Foreign Currency

The accounts of VIA are measured using local currency as the functional currency. The assets and liabilities of VIA are translated into U.S. dollars at exchange rates in effect at the balance sheet date, and revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of accumulated other comprehensive gain (loss) in shareholders’ equity at January 1, 2004. The recorded cumulative translation adjustments, when the process of liquidating VIA commenced, were recognized as a gain in 2004.

Effect of New Accounting Pronouncements Not Yet Adopted

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. Provisions of SFAS 157 would be effective for the Company’s year ending December 31, 2008, with earlier application encouraged. The Company is currently evaluating the effects, if any, in adopting SFAS 157.

In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Viecore conducts business domestically and, as a result, files income tax returns in specific jurisdictions. In the normal course of business, the Company is subject to examination by taxing authorities.

In previous years, the Internal Revenue Service (“IRS”) audited the 2002 and 2003 tax returns and the results of that audit did not result in a material change to the Company’s returns, as filed.

The IRS has recently notified the Company of its intent to examine the 2005 tax return. The Company, at present, does not expect the culmination of this audit process to result in a material adverse effect on its financial position, results of operations and cash flows.

At present, there are no other ongoing audits or unresolved disputes with the various tax authorities that the Company files with. FIN 48 is effective for the Company’s year ending December 31, 2007. The Company adopted FIN 48 effective January 1, 2007, and there was no effect on the Company’s financial statements.

3.	Restatement of 2005 and 2004 Financial Statements

The Company has restated its previously issued December 31, 2005 and 2004 consolidated financial statements to reflect revisions to revenue recognized on certain arrangements and the treatment of costs expended in these services. The Company’s arrangements were previously recognized as if revenues from professional service fees related to implementation, third party software license fees, software support fees and application maintenance were separable elements under EITF 00-21, Revenue Arrangements with Multiple Deliverables. Revenue and costs relating to professional service and software license fees were recognized using the percentage of completion method under SOP 81-1. In performing a subsequent analysis of revenues earned on certain contracts, management concluded that certain arrangements should not have been treated as single units of accounting for revenue recognition purposes; as a result revenues and the related costs have been restated to recognize these arrangements as one unit of accounting over the software support and application maintenance period, typically one year. Previously expensed costs pertaining to these arrangements have been capitalized as deferred costs-customer arrangements and amortized over the same period.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The effects of this restatement decreased the previously reported January 1, 2004 shareholders’ equity by $914,000, net of a deferred tax benefit of $646,000. The consolidated statements of income for the years ended December 31, 2005 and 2004 and the consolidated balance sheet as of December 31, 2005, have been restated as follows:

	As Previously
	Reported	As Restated

Selected Statement of Income Data:
2005 Revenues	$52,388,000	$49,942,000
2005 Cost of revenues	$31,695,000	$30,481,000
2005 Gross profit	$20,693,000	$19,461,000
2005 Provision for income taxes	$2,510,000	$1,999,000
2005 Net income	$3,536,000	$2,815,000
2004 Revenues	$46,015,000	$46,855,000
2004 Cost of revenues	$28,456,000	$29,757,000
2004 Gross profit	$17,599,000	$17,098,000
2004 Provision for income taxes	$1,775,000	$1,588,000
2004 Net income	$2,595,000	$2,321,000
Selected December 31, 2005 Balance Sheet Data:
Deferred costs — customer arrangements	$—	$2,690,000
Deferred income taxes- current	$820,000	$2,164,000
Total assets	$31,644,000	$35,678,000
Deferred revenue	$3,521,000	$9,463,000
Total current liabilities	$16,545,000	$22,488,000
Total shareholders’ equity	$14,411,000	$12,502,000

The previously reported totals for the 2005 and 2004 cash flows from operating activities remain unchanged as the effects of the aforementioned adjustments were all within working capital accounts.

4.	FSD Acquisition

On October 31, 2002, the Company completed a merger, structured as a tax free reorganization, with Eclipse Networks, Inc. (“Eclipse”) that resulted in an exchange of one share of Eclipse Preferred Stock for 2,500 shares of Company Class B Preferred Stock and one share of Eclipse Common Stock into a nominal amount of cash. The value ascribed to the Class B Preferred stock issuance was $2,500,000, which represented both the par and liquidating value at the date of the merger. Both Eclipse and the Company have common stockholders and ownership interests. However, due to the acquisition of all of Eclipse’s non-controlling interests within the scope of this transaction, the merger has been accounted for under the purchase method of accounting. After the merger, Eclipse operates as the Company’s Viecore FSD business (FSD).

For income tax purposes, the realization of Eclipse’s U.S. net operating loss carryforwards (“NOLs”) are considered to be more likely than not and the utilization of state NOLs is subject to an assessment of local statutory regulations.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

5.	Long-Term Contracts

As of December 31, 2006 and 2005, costs, estimated profit, and billings on uncompleted long-term contracts accounted for by the percentage of completion method are summarized as follows:

	2006	2005

Costs incurred on uncompleted contracts	$5,240,000	$4,010,000
Estimated profit	23,342,000	9,519,000

	28,582,000	13,529,000
Less: Billings to date	(30,494,000)	(14,535,000)

	$(1,912,000)	$(1,006,000)

Such amounts are included in the accompanying consolidated balance sheets as follows:

	2006	2005

Current assets — Costs in Excess	$2,610,000	$2,534,000
Current liabilities — Billings in Excess	(4,522,000)	(3,540,000)

	$(1,912,000)	$(1,006,000)

6.	Property and Equipment

Property and equipment, at cost, consists of the following at December 31:

	2006	2005

Equipment	$3,926,000	$3,578,000
Leasehold improvements	1,054,000	974,000
Furniture and fixtures	1,132,000	1,056,000

	6,112,000	5,608,000
Less: accumulated depreciation and amortization	(4,758,000)	(3,954,000)

	$1,354,000	$1,654,000

Depreciation expense (included in general and administrative expenses) for the years ended December 31, 2006, 2005, and 2004 was $803,000, $594,000 and $614,000, respectively.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

7.	Accrued Expenses

Accrued expenses consist of the following at December 31:

	2006	2005

Compensation	$3,266,000	$2,733,000
Payroll taxes	360,000	317,000
Sales and other taxes	201,000	56,000
Professional fees	220,000	305,000
Maintenance costs	172,000	190,000
Software purchases	1,171,000	590,000
Subcontracting costs	1,011,000	968,000
Retirement plan	606,000	450,000
Rental obligations	131,000	136,000
Other	724,000	254,000

	$7,862,000	$5,999,000

8.	Line of Credit

The Company has an available working capital line of credit of $500,000 from Commerce Bank, NA. The line of credit is callable at the discretion of the bank and matures on December 5, 2008. Borrowings under the line of credit are collateralized by principally all assets of the Company. Interest is payable monthly at a rate that is based on an independent index which is prime rate as published in the Wall Street Journal. Through December 31, 2006, no proceeds were received on the working capital line of credit.

9.	Long-Term Debt

On November 29, 2005, the Company and Commerce Bank, NA executed a term loan agreement for an amount of $1,000,000. Proceeds from the term loan were used for general corporate purposes and monthly principal and interest payments are required through the maturity date of December 5, 2008. The interest rate on the indebtedness is fixed at 6.37% and principally all assets of the Company serve as collateral for the outstanding borrowings. At December 31, 2006 the mandatory principal payments of the term loan are $334,000 in 2007 and $354,000 in 2008.

10.	Shareholders’ Equity

The Company currently has three classes of stock: (a) 100,000 authorized shares of cumulative redeemable convertible Class A Preferred Stock; (b) 2,500 authorized shares of cumulative redeemable convertible Class B Preferred Stock, and (c) 50,000,000 authorized shares of common stock.

Class A Preferred Stock — In connection with the Re-Capitalization Transaction, the Company issued 60,390 shares of Class A Preferred Stock. Each share of Class A Preferred Stock has a defined Liquidation Value of $1,000 and accrues dividends, whether those dividends are declared or not, at a rate of 8% compounded daily of the defined Liquidation Value of the Class A Preferred Stock. Cumulative dividends of approximately $14,092,000 and $16,217,000 have been accrued as of December 31, 2006 and 2005, respectively, and are included in the value of the Class A Preferred Stock. Dividends of $7,970,000, $-0- and $7,500,000 were declared and paid to Class A Preferred Shareholders during the years ended December 31, 2006, 2005, and 2004, respectively.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Class B Preferred Stock — In connection with the FSD acquisition, the Company issued 2,500 shares of cumulative redeemable convertible Class B Preferred Stock. Each share of Class B Preferred Stock has a Class B Preferred Value of $1,000 and accrues dividends, whether those dividends are declared or not, at a rate of 6% compounded daily of the defined Liquidation Value of the Class B Preferred Stock. Cumulative dividends of $695,000 and $509,000 have been accrued as of December 31, 2006 and 2005, respectively, and are included in the value of the Class B Preferred Stock. Dividends of $-0-, $-0-, and $15,000 were paid to Class B Preferred Shareholders during the years ended December 31, 2006, 2005 and 2004, respectively. The rights of the Class B Preferred Shareholders are senior to the rights of the Class A Preferred Shareholders in the event of a liquidation of the Company or in distributions.

Both classes of Preferred Stock may be redeemed at the Company’s option at any time or on request by the holders of a majority of the Preferred Stock in connection with a public offering, change in ownership or fundamental change as follows: (1) For Class A shareholders, the redemption value will be the defined Liquidation Value per share and the issuance of 56.1165 shares of common stock per share of Preferred Stock; and (2) For Class B Shareholders, the redemption value will be the Liquidation Value per share which equals the Class B Preferred Value plus an amount equal to 50% of the gross revenue for the trailing 12 months of FSD. As certain conditions have not been met, the gross revenue component of the defined Liquidation Value is not recorded at December 31, 2006 (see Note 18).

Each share of Class A and B Preferred Stock converts automatically into common stock upon the occurrence of a public offering. Each share of Class A Preferred Stock, upon a 60% vote of Class A Preferred shareholders, may convert their preferred shares into common stock upon occurrence of a change of ownership transaction, fundamental change as defined or the liquidation of the Company. One share of Preferred Stock is convertible into the number of shares of common stock determined by dividing the sum of the defined Liquidation Value by the public offering price per share of common stock. In the event that a public offering of common stock does not occur, the conversion formula will be determined by defined values.

The holders of both classes of Preferred Stock are entitled to vote on all matters submitted to the shareholders of the Company on a share-for-share basis. The Company has a right of first refusal in the event that a Preferred or Common Shareholder wishes to sell or transfer their shares.

At December 31, 2006, the Company had reserved 6,263,593 shares of common stock for future issuance under its Stock Option Plan. The amount of shares of common stock to be reserved for possible conversion of Preferred Stock has not been calculated at December 31, 2006 due to the absence of conditions and values in determining the conversion formula (see Note 18).

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

11.	Income Taxes

The following are major components of the provision (benefit) for income taxes for the years ended December 31:

	2006	2005	2004

Current:
Federal	$1,874,000	$1,018,000	$84,000
State	601,000	563,000	403,000

	2,475,000	1,581,000	487,000

Deferred:
Federal	144,000	500,000	1,143,000
State	(84,000)	(82,000)	(42,000)

	60,000	418,000	1,101,000

Total provision	$2,535,000	$1,999,000	$1,588,000

The following indicates the significant elements contributing to the difference between the U.S. federal statutory tax rate and the Company’s effective tax rate for the years ended December 31:

	2006	2005	2004

U.S. federal statutory rate	34.0%	34.0%	34.0%
AMT federal rate	—%	—%	2.0%
State income taxes, net of U.S. benefit	5.3%	6.2%	5.4%
VIA valuation allowance	—%	—%	1.4%
Other items, net	1.2%	1.3%	(2.2)%

Effective tax rate	40.5%	41.5%	40.6%

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The significant components of the Company’s deferred tax assets and liabilities at December 31 are as follows:

	2006	2005

Deferred tax assets — current:
U.S. net operating loss carryforwards	$155,000	$483,000
Accounts receivable	108,000	108,000
Deferred costs — customer arrangements	(1,780,000)	(1,076,000)
Deferred revenue — customer arrangements	3,478,000	2,420,000
Accruals	284,000	229,000

Deferred tax assets — current	2,245,000	2,164,000

U.S. net operating loss carryforwards — non current	1,403,000	1,616,000
State net operating loss carryforwards	1,023,000	1,167,000
VIA net operating loss carryforwards	176,000	176,000
Fixed assets	71,000	—
Valuation allowance	(1,199,000)	(1,343,000)

Deferred tax assets — non current	1,474,000	1,616,000

Total	$3,719,000	$3,780,000

After an assessment of all available evidence, including historical and forecasted operating results, management has concluded that realization of the Company’s U.S. NOLs and a portion of other deferred tax assets is more likely than not. With respect to the NOLs generated at the various state levels and through VIA operations, the Company has concluded that realization of such NOLs can not be considered more likely than not. During 2006, 2005 and 2004 the Company reduced its valuation allowance by $144,000, $68,000 and $12,000 (reducing current state expense), respectively, representing the realization of certain states’ NOLs in those periods.

For the years ended December 31, 2006, 2005, and 2004 the Company utilized approximately $1.6, $2.9, and $4.3 million of its Federal NOL, respectively. At December 31, 2006 the Company had Federal and state (principally New Jersey and California) NOLs of approximately $4.6 million and $11.2 million, respectively, arising from the predecessor FSD entities. Such amounts begin to expire in 2020 and 2009 for Federal and state purposes, respectively. Australian NOLs totaled approximately $565,000 at December 31, 2006.

There were no tax benefits associated with the exercise of options in 2006, 2005 and 2004.

12.	Retirement Plan

The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code for its employees. Participants can make elective contributions subject to certain limitations. Under the plan, the Company can make matching contributions on behalf of all participants. For the years ended December 31, 2006, 2005 and 2004, the Company made or accrued contributions of approximately $633,000, $469,000 and $385,000, respectively.

13.	Risk Concentrations

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash balances on deposit with principally one financial institution. As of the balance sheet date and various times throughout the year, certain cash balances at this financial institution exceeded the Federally insured limit of $100,000. Management

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

monitors regularly the financial condition of the banking institution, along with their balances in cash and cash equivalents and endeavors to keep this potential risk at a minimum.

As disclosed in Note 2, professional services represented 72%, 72% and 69% of the Company’s net revenues in 2006, 2005 and 2004, respectively. Substantially all FSD revenue is derived, directly or indirectly, from arrangements with agencies or departments of the Federal government. FSD revenues totaled approximately $17 million, $15.2 million and $13.3 million for 2006, 2005 and 2004, respectively. With respect to individual customers, agencies or departments, in 2006 there were no specific risk concentrations for revenues derived from a single customer, while in 2005 and 2004, one customer represented 12% and another customer represented 11% of revenues, respectively. One customer represented 13% of accounts receivable as of December 31, 2006. One customer represented 13% and another customer represented 12%, of accounts receivable as of December 31, 2005.

The Company’s locations are based in the State of New Jersey.

14.	Related Party Transactions

During 2006, 2005 and 2004, the majority shareholder provided professional services and the Company recognized expenses of approximately $1,500, $7,700 and $-0-, respectively.

15.	Commitments and Contingencies

The Company leases office space under non-cancelable operating leases expiring through 2010. The future minimum payments for all non-cancelable operating leases as of December 31, 2006, are approximately as follows:

2007	$944,000
2008	722,000
2009	722,000
2010	361,000

Total minimum future rental payments	$2,749,000

Rent expense for the years ended December 31, 2006, 2005, and 2004 was approximately $1,116,000, $1,020,000, and $947,000 respectively.

The Company has employment agreements with certain employees which require the funding of specified level of payments, if certain events (such as change in control) or other circumstances occur.

The IRS has recently notified the Company of its intent to examine the 2005 tax return. The Company, at present, does not expect the culmination of this audit process to result in a material adverse effect on its financial position, results of operations and cash flows.

The Company is subject to claims and actions from customers (including those arrangements where the Company serves in a subcontractor role) and vendors that arise in the normal course of operations. Management believes that the outcome of all such actions will not have a material adverse effect on its financial position, results of operations and cash flows.

16.	Stock Option Plan

On April 7, 2000 the Board of Directors of the Company approved the 2000 Stock Incentive Plan (the “Plan”). The Plan provides for employees, directors, consultants and advisors of the Company the opportunity to acquire options that are incentive stock options or non-qualified stock options and/or the grant of restrictive stock. The Plan provides for grants of up to 6,500,000 shares of stock.

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The exercise price per share of a stock option is to be established by the Board of Directors in its discretion, but may not be less than the fair value of a share of common stock as of the date of grant. Stock options, subject to certain restrictions, may be exercisable any time after full vesting for a period not to exceed ten years from the date of grant. Upon termination of employment any unvested options are immediately cancelled and vested options are exercisable for a period of 90 days. The vesting period is to be established by the Board of Directors of the Company in its discretion on the date of grant, typically four years.

Activity with respect to options was as follows:

		Weighted-Average
	Number of Shares	Exercise Price

Balance, January 1, 2004	4,265,900	$0.83
Granted	389,000	2.00
Exercised	—	—
Forfeitures	(133,500)	1.72

Balance, December 31, 2004	4,521,400	0.90
Granted	114,000	2.00
Exercised	(4,313)	2.00
Forfeitures	(142,387)	.75

Balance, December 31, 2005	4,488,700	0.94
Granted	552,500	2.00
Exercised	(67,200)	.87
Forfeitures	(252,600)	1.17

Balance, December 31, 2006	4,721,400	$1.07

At December 31, 2006 there were 1,541,693 shares of common stock available for future grant.

			Weighted-		Weighted-
	Outstanding	Weighted-	Average	Number	Average
Range of	Options at	Average	Exercise	Exercisable at	Exercise
Exercise Prices	12/31/06	Contractual Life	Price	12/31/06	Price

$.20	2,463,900	3.25	$.20	2,463,900	$.20
2.00	2,257,500	6.01	2.00	1,476,468	2.00

	4,721,400			3,940,368

The fair value of options granted by the Company was $.10 in 2006 and was estimated using the Black Scholes Valuation model. The following assumptions were applied in valuing the 2006 grants: (i) expected lives of six years, (ii) a risk-free interest rate of 4.6%, (iii) a dividend yield of 0%, (iv) volatility of 33% (determined by using an industry index for peer companies) and (v) consideration of the option’s exercise price when compared to the fair value of the Company’s common stock. The weighted-average remaining contractual life of options outstanding at December 31, 2006 and 2005 was 4.44 and 4.86 years, respectively.

The total intrinsic value of options exercised in 2006 was not material. The aggregate intrinsic value of vested options at December 31, 2006 was approximately $1,404,000. Since the adoption of SFAS 123R, none of the option issued in 2006 have vested.

The total compensation cost related to nonvested awards not yet recognized approximates $25,000 at December 31, 2006; such amount will be recognized over the remaining vesting period of 3.2 years. Assuming

Viecore, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

the Company had adopted the accounting provisions of SFAS 123R in 2005 and 2004, pro forma net income was not materially different from reported amounts.

17.	Non Cash Investing and Financing Activities

During 2006, 2005 and 2004 the Company accrued preferred stock dividends of $6,031,000, $6,064,000 and $5,689,000 respectively, which resulted in increases in preferred stock and accumulated deficit.

18.	Subsequent Event (unaudited)

On October 21, 2007, the Company entered into an agreement and plan of merger with Nuance Communications, Inc. The merger is subject to a vote of the Company’s shareholders, regulatory approval and customary closing conditions. It is expected that the merger will be completed in the fourth quarter of 2007. If and when the transaction is consummated, the Company will reclassify the carrying value of the Class A and B Preferred Stock to current liabilities, as the condition for redeeming this stock will have occurred. The Company has reserved 3,388,875 shares of common stock for the conversion of the Class A Preferred Stock. In addition, the Company has estimated that cash payments on the gross revenue component of the Class B Preferred Stock will approximate $8,250,000.